Exhibit 10.1

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of this 22nd day of November, 2006, by and between DirectView, Inc., a Nevada corporation (the "Nevada Corporation"), and GS Carbon Corporation, a Delaware corporation (the "Delaware Corporation").

                              W I T N E S S E T H:

     WHEREAS, the Nevada Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; and

     WHEREAS, the Delaware Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and

     WHEREAS, the respective Boards of Directors of the Nevada Corporation and the Delaware Corporation have determined that, for purposes of effecting the reincorporation of the Nevada Corporation in the State of Delaware, it is advisable, to the advantage of and in the best interests of the Delaware Corporation and its stockholder and the Nevada Corporation and its stockholders that the Nevada Corporation merge with and into the Delaware Corporation upon the terms and subject to the conditions herein provided; and

     WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the merger described herein to qualify as a reorganization under the provisions of Section 368 of the Code; and

     WHEREAS, the respective Boards of Directors of the Nevada Corporation and the Delaware Corporation and the stockholder of the Delaware Corporation have unanimously adopted and approved this Agreement, and the Board of Directors of the Nevada Corporation has directed that this Agreement be submitted to the stockholders of the Nevada Corporation for their consideration.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, the Nevada Corporation and the Delaware Corporation hereby agree as follows:

     1. Merger. Subject to the approval of the stockholders of the Nevada Corporation in accordance with the applicable provisions of Chapter 92A of the Nevada Revised Statutes regarding Private Corporations ( the "Nevada Revised Statutes"), at such time hereafter as the parties hereto shall mutually agree, the Nevada Corporation shall be merged with and into the Delaware Corporation (the "Merger"), and the Delaware Corporation shall be the surviving company (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall be effective upon (a) the filing of this Agreement together with Articles of Merger (the "Articles of Merger") with the office of the Nevada Secretary of State in accordance with the applicable provisions of the Nevada Revised Statutes; and (b) the filing of a duly certified counterpart of this Agreement and a duly executed Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the Delaware General Corporation Law (the "DCGL"); the date and time of the later of such filings being hereinafter referred to as the "Effective Date." Following the due approval of the Merger by the stockholders of the Nevada Corporation, subject to the provisions of this Agreement, the Articles of Merger shall be duly executed by the Delaware Corporation and the Nevada Corporation and thereafter delivered to the office of the Secretary of State of the State of Nevada, as provided in Section 92A 200 of the NRS, and the Certificate of Merger shall be duly executed by the Delaware Corporation and the Nevada Corporation and thereafter delivered to the office of the Secretary of State of Delaware, pursuant to Section 251 of the DGCL.

     2.   Governing Documents.

          a. The Certificate of Incorporation of the Delaware Corporation shall be the Certificate of Incorporation of the Surviving Corporation.

          b. The By-Laws of the Delaware Corporation shall be the By-Laws of the Surviving Corporation.

     3. Officers and Directors. The directors of the Nevada Corporation immediately prior to the Effective Date shall be the directors of the Surviving Corporation and the officers of the Nevada Corporation immediately prior to the Effective Date shall be the officers of the Surviving Corporation. Such directors and officers will hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, as the same may be lawfully amended, or as otherwise provided by law.

     4. Succession; Name of Surviving Corporation. As of the Effective Date, the separate existence of the Nevada Corporation shall cease and the Nevada Corporation shall be merged with and into the Delaware Corporation, and the name of the Surviving Corporation shall be GS Carbon Corporation. The Surviving Corporation shall have all of the rights, privileges, immunities and powers and be subject to all of the duties and liabilities granted or imposed by Section 259 of the DGCL.

     5. Further Assistance. From and after the Effective Date, as and when required by the Delaware Corporation or by its successor and assigns, there shall be executed and delivered on behalf of the Nevada Corporation such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Delaware Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, power, franchises and authority of the Nevada Corporation, and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Delaware Corporation are fully authorized in the name and on behalf of the Nevada Corporation or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     6. Capital Stock. At the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each two hundred and fifty (250) shares of common stock of the Nevada Corporation ("Nevada Common Stock") outstanding immediately prior to the Effective Time shall be changed and converted into one (1) fully paid and non-assessable share of common stock of the Delaware Corporation ("Delaware Common Stock"), each share of Preferred Stock of the Nevada Corporation ("Nevada Preferred Stock") outstanding immediately prior to the Effective Time shall be changed and converted into one fully paid and non-assessable share Preferred Stock of the Delaware Corporation, as follows: each share of Series 1 Preferred Stock of the Nevada Corporation shall be changed and converted into a share of Series A Preferred Stock of the Delaware Corporation, and each share of Series 2 Preferred Stock of the Nevada Corporation shall be changed and converted into one share of Series B Preferred Stock of the Delaware Corporation. No fractional shares of common stock will be issued; rather, any shareholder who would otherwise be entitled to a fractional share as a result of the exchange will be issued one whole share of Delaware Common Stock in lieu of the fraction.

     7. Outstanding Stock of the Delaware Corporation. At the Effective Date, the 1,000 shares of the common stock of the Delaware Corporation presently issued and outstanding in the name of the Nevada Corporation shall be canceled and retired and resume the status of authorized and unissued shares of Delaware Common Stock, and no shares of Delaware Common Stock or other securities of Delaware Common Stock shall be issued in respect thereof.

     8. Stock Certificates. From and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of capital stock of the Nevada Corporation shall be deemed for all purposes to evidence ownership and to represent the shares of capital stock of the Delaware Corporation into which such shares of the Nevada Corporation represented by such certificates have been converted as herein provided. The registered owner on the books and records of the Delaware Corporation or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Delaware Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of capital stock of the Delaware Corporation evidenced by such outstanding certificates as above provided.

     9.   Validity  of  Delaware  Preferred  and  Common  Stock.  All  shares of
          Delaware Common Stock into which the Nevada Common Stock is to be converted pursuant to the Merger, and all shares of Delaware Preferred Stock into which the Nevada Preferred Stock is to be converted pursuant to the Merger, shall not be subject to any statutory or contractual preemptive rights, shall, when issued, be validly issued, fully paid and nonassessable and shall be issued in full satisfaction of all rights pertaining to such Nevada Common Stock or Nevada Preferred Stock, as the case may be.

     10. Rights of Former Holders. From and after the Effective Date, no holder of certificates which evidenced Nevada Common Stock or Nevada Preferred Stock immediately prior to the Effective Date shall have any rights with respect to the shares formerly evidenced by those certificates, other than the right to receive the shares of Delaware Common Stock or Delaware Preferred Stock into which such Nevada Common Stock or Preferred Stock shall have been converted pursuant to the Merger.

     11. Abandonment and Termination. At any time before the Effective Date, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either the Nevada Corporation or the Delaware Corporation or both, notwithstanding approval of this Agreement by the sole stockholder of the Delaware Corporation and the stockholders of the Nevada Corporation.

     12. Third Parties. Except as provided in this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     13. Approval of Nevada Corporation as the Sole Stockholder of the Delaware Corporation. By its execution and delivery of this Agreement, the Nevada Corporation, as the sole stockholder of the Delaware Corporation, consents to, approves and adopts this Agreement and approves the Merger, subject to the approval and adoption of this Agreement by the necessary vote of the stockholders of the Nevada Corporation. The Nevada Corporation agrees to execute such instruments as may be necessary or desirable to evidence its approval and adoption of this Agreement and Merger as the sole stockholder of the Delaware Corporation.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed as of this day and year first above written.

DIRECTVIEW, INC.                            GS CARBON CORPORATION

By:/s/ Kevin Kreisler                       By:/s/ Kevin Kreisler
-----------------------------               -------------------------------
Name:  Kevin Kreisler                              Name: Kevin Kreisler
Title: Chief Executive Officer              Title: Chief Executive Officer